Exhibit 32.1
Certification Pursuant to Rule 13a-14(b) or 15d-14(a) under the Securities Exchange Act of 1934
and
Section 1350 of Chapter 63 of Title 18 of the United States Code
          In connection with the annual report of NGAS Resources, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2009, as filed with the Securities Exchange Commission on the date hereof (the “Report”), the undersigned hereby certify pursuant to 18 U.S.C. § 1350 that:
          1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
          2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the date and for the periods reported therein.
March 11, 2010

By:	/s/ William S. Daugherty
William S. Daugherty
Chairman, Chief Executive Officer and President

By:	/s/ Michael P. Windisch
Michael P. Windisch
Chief Financial Officer